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                                                                      EXHIBIT 12

                       CROWN CASTLE INTERNATIONAL CORP.
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (DOLLARS IN THOUSANDS)

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
                                                                                                                THREE MONTHS
                                                               YEARS ENDED DECEMBER 31,                       ENDED MARCH 31,
                                                -------------------------------------------------------    --------------------
                                                 1996       1997        1998        1999        2000         2000        2001
                                                 ----       ----        ----        ----        ----         ----        ----
Computation of Earnings:
  Income (loss) before income taxes,
   minority interests, extraordinary
   item and cumulative effect of change
   in accounting principle                      $  (947)  $(11,893)   $(35,747)   $(91,316)   $(202,324)   $(30,508)   $(68,639)
  Add:
    Fixed charges (as computed below)             1,912      9,825      32,296     126,675      271,994      46,557      74,330
    Equity in losses (earnings) of
     unconsolidated affiliate                        --      1,138      (2,055)         --           --          --          --
                                                -------   --------    --------    --------    ---------    --------    --------
                                                $   965   $   (930)   $ (5,506)   $ 35,359    $  69,670    $ 16,049    $  5,691
                                                =======   ========    ========    ========    =========    ========    ========

Computation of Fixed Charges and Combined
 Fixed Charges and Preferred Stock
 Dividends:
  Interest expense                              $ 1,748   $  7,095    $ 11,179    $ 60,971    $ 160,291    $ 22,622    $ 44,494
  Amortization of deferred financing
   costs and discounts on long-term debt             55      2,159      17,910      49,937       81,003      19,139      22,161
  Interest component of operating lease
   expense                                          109        571       3,207      15,767       30,700       4,796       7,675
                                                -------   --------    --------    --------    ---------    --------    --------
    Fixed charges                                 1,912      9,825      32,296     126,675      271,994      46,557      74,330
  Preferred stock dividends                          --      2,199       5,411      28,881       59,469      11,493      19,505
                                                -------   --------    --------    --------    ---------    --------    --------
    Combined fixed charges and preferred
     stock dividends                            $ 1,912   $ 12,024    $ 37,707    $155,556    $ 331,463    $ 58,050    $ 93,835
                                                =======   ========    ========    ========    =========    ========    ========
Ratio of Earnings to Fixed Charges                   --         --          --          --           --          --         --
                                                =======   ========    ========    ========    =========    ========    ========
Deficiency of Earnings to Cover Fixed
 Charges                                        $   947   $ 10,755    $ 37,802    $ 91,316    $ 202,324    $ 30,508    $ 68,639
                                                =======   ========    ========    ========    =========    ========    ========
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends               --         --          --          --           --          --          --
                                                =======   ========    ========    ========    =========    ========    ========
Deficiency of Earnings to Cover Combined
 Fixed Charges and Preferred Stock
 Dividends                                      $   947   $ 12,954    $ 43,213    $120,197    $ 261,793    $ 42,001    $ 88,144
                                                =======   ========    ========    ========    =========    ========    ========

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